UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2006

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 201-0800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Results of Operations and Financial Condition.

On March 20, 2006, the Registrant issued a press release announcing that its results of operations for its fiscal fourth quarter and full year ended December 31, 2005 were being revised from the earnings press release issued March 2, 2006, due to the changes in the non-cash charge for impairment of goodwill in its services business. This revision resulted in a $4.0 million increase in the non-cash goodwill impairment charges recorded for the services business from $3.8 million to $7.8 million. A copy of the press release issued by the Registrant is furnished herewith as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits.

(c)          Exhibits

99.1       Press Release dated March 20, 2006.

The information furnished herein and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any other filing with the Securities and Exchange Commission except as is expressly set forth by specific reference in such a filing.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

(Registrant)
Date: March 20, 2006
/s/ William H. Mitchell

William H. Mitchell
CFO